UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 29, 2008

Municipal Mortgage & Equity, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 300, Baltimore, Maryland		21202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

The following information is being furnished, not filed. Therefore, it may not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

In a conference call on January 29, 2008, and in subsequent inquiries from investors, there were questions regarding matters that were the subject of the press release we issued on January 28, 2008. Some of those questions, and our responses to them, are as follows.

Q. Will MuniMae maintain the $0.33 per common share quarterly dividend rate throughout the remainder of 2008?

A. We would like to do that, but whether we do will depend on our net cash generation and the strategic needs of our businesses throughout the remainder of the year, whether and to what extent the capital markets return to a more normal condition, and any other factors our Board may wish to consider. Our Board will decide each quarter what dividend payout would be appropriate for that quarter.

Q. Will MuniMae in the future be restoring the dividend to its prior levels and resuming its practice of regular increases in the amount of its dividends?

A. We expect that when credit market conditions and our accounting costs return to more normal levels, we will be able to generate cash from operations considerably in excess of the current dividend rate. If we do that, it would create an opportunity to increase the dividend. However, our Board has not made any decision or commitment regarding the dividends we will pay in the future.

Q. What changed between MuniMae’s third-quarter dividend declaration and now?

A. When we announced our third-quarter dividend in October 2007, we said that due to the costs we incurred in connection with the restatement of our financial statements, it was possible that the dividend payout ratio for the 2007 fiscal year would exceed 100% of our net cash generated from operations for that year. That proved to be the case. Indeed, because of our effort to complete our audited 2006 financial statements by the March 3, 2008 deadline that had been imposed by the New York Stock Exchange, our accounting costs in the last quarter of 2007 were even higher than we had expected them to be. Also, at the time of the October 2007 dividend declaration, markets appeared to be stabilizing, but subsequently market conditions have led to a more severe capital and credit crunch than we had anticipated and this has led to a slow-down in at least one aspect of our business that we had not anticipated when the third-quarter dividend was declared. When our Board over the last several days considered the dividend we would pay in February 2008, it decided in consultation with management that in view of the general capital market conditions, the accounting costs we were incurring and our need to be able to continue to invest in our businesses, particularly our renewable energy business, it would be prudent for us to reduce our dividend.

Q. Why is the restatement process taking so long and costing so much?

A. The biggest single contributor to the time and cost of the restatement results from a need to review hundreds of partnerships in which we hold small general partner interests to determine whether under FASB Financial Interpretation No. 46, we must include the accounts of those partnerships in our consolidated financial statements. We determined that more than 200 partnerships, the assets of which consist primarily of limited partner interests in more than 2,000 other partnerships, had to be included in our consolidated financial statements. The inclusion of those partnerships essentially has to be done manually from the financial records of the partnerships, because we do not currently have systems to do this automatically. Also, because we are consolidating those partnerships, their assets, liabilities and operating results, including the amounts of their interests in the earnings and losses of the more than 2,000 partnerships of which the consolidated partnerships are limited partners, have to be reviewed and subject to audit procedures to be sure they are GAAP compliant.

The restatement has effectively touched every aspect of our operations, and because we appointed a new independent auditing firm in 2006, we have had, and still have, a substantial amount of work to do to prepare audit packages and other materials related to their audit for the three years ended December 31, 2006, including their review of quarterly results for 2005 and 2006.

Our restatement also has involved complex accounting issues relating to the timing of recognition of income from various sources, and a number of other matters, which are more fully described in our Form 8-K filed on January 29, 2008.

Q. You said you expect your Annual Report on Form 10-K that contains audited 2006 financial statements to be available not later than May 30, 2008. When do you expect audited 2007 financial statements to be available?

A. We have not completed our overall plan related to the 2007 Form 10-K or becoming current with our 2008 financial statements. However, we expect that we will be able to prepare unaudited financial statements for 2007 sometime in mid to late 2008. We will have a better idea of our timeline when we complete the 2006 audit.

Q. When do you think you will release preliminary 2006 financial information?

A. We are trying to be able to provide unaudited preliminary 2006 financial information by mid to late March 2008.

Q. Will the cost of MMA’s financial statements always be as great as it was in 2007?

A. In the short term, MuniMae’s accounting costs will be substantially higher than they were in the past. In the longer term, we hope that through automation, process redesign, resource hiring that reduces reliance on consultants, and possibly simplification of our business structure, we will reduce our accounting costs to levels that are competitive and more consistent with a business of our size.

Q. How seriously have recent credit market conditions affected MuniMae to date?

A. Some of our realty capital businesses have actually benefited from the recent credit market situation, because it has reduced the number of competitors for investments of the type we make. However, we have seen some deterioration in the market for affordable housing tax credits. Interestingly, we have not seen a similar deterioration in the market for renewable energy tax credits.

Q. What is the likelihood that MuniMae’s shares will continue to trade on the New York Stock Exchange while MuniMae appeals a delisting decision?

A. At the close of trading on January 29, 2008, the NYSE issued a press release indicating we would be suspended from trading effective February 6, 2008. Under NYSE procedures, an appeal would not normally prevent our shares from being suspended during the period of the appeal. Therefore, on February 6, 2008, our shares will no longer be traded on the NYSE, and instead will be traded on the over the counter market known as the pink sheets. That is an active trading market, and when our shares begin to trade in the over the counter market, we do not think our shareholders will have difficulty trading their shares there. We expect to receive an over the counter ticker symbol immediately prior to the opening of trading of our shares on the over the counter market on February 6, 2008, and we will promptly take steps to disseminate that information to our shareholders

Q. What is management’s view of the restatement and delisting?

A. We are disappointed and embarrassed by the need for the restatement and by the imminent delisting of our shares. Our senior executives will be receiving significantly lower bonuses this year than they have in the past. Our chief executive officer has said he will take no bonus.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
99.01 - Transcript of conference call held on January 29, 2008. - - This exhibit is being furnished, not filed. Therefore, it may not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

January 29, 2008	By:	/s/ Michael L. Falcone

Name: Michael L. Falcone
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

99.01	Conference Call Transcript